UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2018

Abtech Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52762	14-1994102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4110 North Scottsdale Road, Suite 235
Scottsdale, Arizona 85251
(Address of Principal Executive Offices)

(480) 874-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of New Principal Operating Officer.

On February 13, 2018, AbTech appointed Robert Backman to serve as its Chief Operating Officer, effective February 13, 2018. Mr. Backman, age 60, has over 35 years of experience in supplying water and wastewater treatment in both the industrial and municipal markets. Since 2005, he has been integral to the development and commercialization of the ballasted high rate clarification processes for physical, chemical and biological treatment. From 2014 to 2017, he served as the Manager of Business Development/Global Accounts at Evoqua Water Technologies, LLC, where he was responsible for domestic and international business growth and new application development for high rate clarification technology for both municipal and industrial markets. From 2012 to 2014, he served as the Senior Business Development Manager for Siemens Industry Inc. (“Siemens”), where he drove the integration of high rate clarification technologies that Siemens had acquired in an acquisition of Cambridge Water Technology, Inc. From 2006 to 2012, Mr. Backman served as Vice President of Sales and Marketing at Cambridge Water Technology, Inc., where he was integral to the development of high rate clarification technologies and was part of the negotiation team that sold the Company to Siemens. He has extensive experience in process design, equipment specification and project life cycle management. Mr. Backman will oversee all operational areas of AbTech, including, sales, marketing, research, product development, engineering and strategic planning.

Mr. Backman is not related to any officers or directors of the Company and is not involved in any related party transactions with the Company. He has acted as a part-time consultant to the Company since May 2017. For his services, Mr. Backman will receive an annual base salary equal to $200,000. In addition, it is expected that Mr. Backman will be a participant in the Company’s incentive stock plan, although no grants have yet been made to Mr. Backman under such plan, the Company’s discretionary management bonus program, and receive employee benefits afforded to all full-time employees of the Company. The Company does not anticipate that it will enter into an employment agreement with Mr. Backman other than the customary confidentiality agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2018	ABTECH HOLDINGS, INC.
(Registrant)

	By:	/s/ Glenn R. Rink
Glenn R. Rink,
Chief Executive Officer and President

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